UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 7, 2010

ZORAN CORPORATION

(Exact Name of Registrant as Specified In Charter)

Delaware	0-27246	94-2794449
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1390 Kifer Road

Sunnyvale, California 94086-5305

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (408) 523-6500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☑	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On September 7, 2010, Zoran Corporation, a Delaware corporation (the “Company”), Maple Acquisition Corp., a Delaware corporation (“Sub”), and Microtune, Inc., a Delaware corporation (“Microtune”), entered into an Agreement and Plan of Merger (the “Merger Agreement”), pursuant to which, and subject to the satisfaction or waiver of certain conditions, Merger Sub will merge with and into Microtune, and Microtune will become a wholly-owned subsidiary of the Company (the “Merger”).

On the terms and subject to the conditions of the Merger Agreement, at the effective time of the Merger (the “Effective Time”), each share of Microtune’s common stock, par value $0.001 per share (the “Microtune Common Stock”), issued and outstanding immediately prior to the Effective Time, other than shares of Microtune Common Stock held directly or indirectly by Microtune as treasury stock or held by the Company or any wholly-owned subsidiary of the Company (which will be cancelled as a result of the Merger), and other than those shares with respect to which appraisal rights are perfected in accordance with Delaware law, will be converted into the right to receive $2.92 in cash (the “Per-Share Cash Amount”), without interest.

All outstanding stock options of Microtune (the “Microtune Options”) will be canceled at the Effective Time. Holders of Microtune Options with an exercise price per share less than the Per-Share Cash Amount will receive, for each share of Microtune Common Stock subject to such Microtune Option, cash in an amount equal to the difference between the Per-Share Cash Amount and the per share exercise price of such Microtune Option. At the Effective Time, all restricted stock units granted under any of Microtune’s stock plans (other than any restricted stock units held by non-employee directors of Microtune) that are unexpired and outstanding immediately prior to the Effective Time will be assumed by the Company and converted into an award for, or based on, the number of shares of the Company’s common stock, par value $0.001 per share (“Company Common Stock”), equal to the product of (1) the number of shares of Microtune Common Stock issuable under the equity award immediately prior to the Effective Time multiplied by (2) the ratio of the Per-Share Cash Amount to the average closing price of Company Common Stock for the 10 trading days ending the third day before the closing. All outstanding restricted stock units held by non-employee directors will be cancelled in exchange for a payment in respect of each such restricted stock unit in an amount equal to the Per-Share Cash Amount.

The completion of the Merger is subject to certain customary conditions, including, among others, (a) adoption of the Merger Agreement by Microtune’s stockholders, (b) the absence of certain legal impediments to the closing of the Merger, (c) the expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, (d) subject to certain materiality exceptions, the accuracy of the representations and warranties made by the Company and Sub, on the one hand, and Microtune, on the other hand, and compliance by the Company, Sub and Microtune with their respective obligations under the Merger Agreement, and (e) the absence of any Material Adverse Effect (as defined in the Merger Agreement) since the date of the Merger Agreement.

Each of the Company and Sub, on the one hand, and Microtune, on the other hand, has made representations and warranties in the Merger Agreement. The representations and warranties expire at the Effective Time. The assertions embodied in the representations and warranties were made by each side for the benefit of the other, and are intended not as statements of fact, but rather as a way of allocating the risk if those statements prove to be incorrect. In particular, the representations and warranties made by the parties in the Merger Agreement have been negotiated among them with the principal purpose of setting forth their respective rights with respect to their obligation to close the Merger should events or circumstances change or be different from those stated in the representations and warranties. Matters may change from the state of affairs contemplated by the representations and warranties. None of the Company, Sub or Microtune undertakes any obligation to publicly release any revisions to the representations and warranties, except as required under U.S. federal or other applicable securities laws.

The Merger Agreement prohibits Microtune from soliciting or knowingly encouraging competing acquisition proposals. However, Microtune may, subject to the terms and conditions set forth in the Merger Agreement, provide information to a third party that makes an unsolicited acquisition proposal, and may engage in discussions and negotiations with a third party that makes an unsolicited acquisition proposal that Microtune’s board of directors determines in good faith is or would reasonably be expected to lead to a Superior Offer (as defined in the Merger Agreement). The Company and Microtune each made covenants in the Merger Agreement, including, among others, covenants by Microtune to conduct its business in the ordinary course during the interim period between the execution of the Merger Agreement and the Effective Time.

The Merger Agreement contains certain termination rights for both the Company and Microtune, and further provides that upon termination of the Merger Agreement under certain circumstances, Microtune would be required to pay the Company a termination fee of $5,000,000.

The foregoing description of the Merger Agreement and the transactions contemplated thereby is not complete and is subject to and qualified in its entirety by reference to the Merger Agreement, a copy of which is attached hereto as Exhibit 2.1 and the terms of which are incorporated herein by reference.

The Merger Agreement has been incorporated herein to provide investors and stockholders with information regarding its terms. It is not intended to provide any other financial information about the Company, Sub, Microtune or their respective subsidiaries and affiliates. The representations, warranties and covenants contained in the Merger Agreement: were made only for purposes of that agreement and as of specific dates; were solely for the benefit of the parties to the Merger Agreement; may be subject to limitations agreed upon by the parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk instead of establishing these matters as facts; and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors should not rely on the representations, warranties and covenants or any description thereof as characterizations of the actual state of facts or condition of the Company, Sub, Microtune or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in public disclosures by the Company and Microtune.

Item 8.01	Other Events.

On September 8, 2010, the Company and Microtune issued a joint press release announcing the signing of the Merger Agreement. A copy of the joint press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of September 7, 2010, by and between Zoran Corporation, Maple Acquisition Corp. and Microtune, Inc.

99.1	Joint press release issued on September 8, 2010

*            *             *

Additional Information and Where to Find It

Microtune is expected to file with the Securities and Exchange Commission (the “SEC”) a proxy statement relating to the solicitation of proxies from Microtune’s stockholders in connection with the proposed merger transaction, and may file other documents with the SEC regarding the proposed merger transaction. BEFORE MAKING ANY VOTING DECISION, MICROTUNE’S STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT AND SUCH OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER TRANSACTION. Microtune’s stockholders will be able to obtain, without charge, a copy of the proxy statement, as well as such other documents, at the SEC’s website (http://www.sec.gov) once such documents are filed with the SEC. Microtune’s stockholders will also be able to obtain, without charge, a copy of the proxy statement and such other documents when they become available by directing a request by mail or telephone to Microtune, Inc., 2201 10th Street, Plano, Texas 75074, Attention: Investor Relations Department, (972) 673-1850.

Participants in the Solicitation

The Company, Microtune and their respective directors and executive officers and other persons may be deemed to be participants in the solicitation of proxies in respect of the proposed merger transaction. Information regarding the Company’s directors and officers is available in the Company’s proxy statement for its 2010 annual meeting of stockholders and the Company’s 2009 Annual Report on Form 10-K, which were filed with the SEC on April 29, 2010 and March 1, 2010, respectively. Information regarding Microtune’s directors and executive officers is available in Microtune’s proxy statement for its 2010 annual meeting of stockholders, which was filed with the SEC on April 9, 2010. Additional information regarding the interests of participants in the solicitation of proxies in connection with the proposed merger transaction will be included in the proxy statement expected to be filed by Microtune with the SEC.

Forward-Looking Statements

This Form 8-K, including the exhibits filed with this Form 8-K, contain certain forward-looking statements regarding the proposed merger transaction. Actual events or results may differ materially from those contained in these forward-looking statements. Among the important factors that could cause future events or results to vary from those addressed in the forward-looking statements include, without limitation, risks and uncertainties arising from the possibility that the closing of the merger transaction may be delayed or may not occur; difficulties with the integration process or the realization of the benefits of the transaction; general economic conditions affecting the consumer electronics industry; and litigation or regulatory matters involving antitrust and other issues that could affect the closing of the merger transaction.

The foregoing factors should not be construed as exhaustive and should be read together with the documents that the Company files with the SEC on Forms 10-K, 10-Q and 8-K. The filings by the Company identify and address other important factors that could cause events and results to differ materially from those contained in the forward-looking statements set forth in this Form 8-K and in the Company’s other filings. The Company is under no duty to update any of the forward-looking statements after the date of this Form 8-K to conform to actual results.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 8, 2010	ZORAN CORPORATION

	By:	/S/ KARL SCHNEIDER
Karl Schneider
Senior Vice President of Finance and
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of September 7, 2010, by and between Zoran Corporation, Maple Acquisition Corp. and Microtune, Inc.

99.1	Joint press release issued on September 8, 2010